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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                 RESTATED ARTICLES OF INCORPORATION, AS AMENDED,
                                       OF
                              WILLIAMS-SONOMA, INC.

         The undersigned, Edward A. Mueller and Seth R. Jaffe, certify that:

         1. They are the Chief Executive Officer and the Secretary, respectively, of Williams-Sonoma, Inc., a California corporation.

         2. Article V of the Restated Articles of Incorporation, as amended, (the "Restated Articles") of this corporation is amended to read in its entirety as follows:

                                   "ARTICLE V

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         This corporation is authorized to indemnify the directors, officers, employees and other agents (as defined in Section 317 of the Corporations Code) of this corporation to the fullest extent permissible under California law."

         3. The foregoing amendment of the Restated Articles has been duly approved by the Board of Directors and shareholders of this corporation in accordance with the provisions of Section 902(a) of the California Corporations Code. This corporation has only one class of shares outstanding: common. More than fifty percent of the 115,116,133 outstanding shares entitled to vote on this amendment were required to approve this amendment. The number of shares voting in favor of the amendment equaled or exceeded the vote required. More than fifty percent of such shares did vote to approve amendment.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Dated as of July 22, 2003.

                                      /s/ Edward A. Mueller
                                      ----------------------
                                      Edward A. Mueller, Chief Executive Officer

                                      /s/ Seth R. Jaffe
                                      ------------------
                                      Seth R. Jaffe, Secretary